                                                                   Exhibit 10.35

                                 LEASE AGREEMENT

                        COUSINS PROPERTIES INCORPORATED,
                         a Georgia corporation, LANDLORD

                                       and

                                INHIBITEX, INC.,
                          a Georgia corporation, TENANT

                               December 31, 2003

                                    WESTSIDE

                                      INDEX

                                                                                                                     Page
ARTICLE I. DEMISE OF PREMISES....................................................................................      1
   Section 1.01.  Demise.........................................................................................      1
ARTICLE II. TERM OF LEASE........................................................................................      1
   Section 2.01.  Term of Lease..................................................................................      1
   Section 2.02.  Options to Extend Term.........................................................................      2
   Section 2.03.  Supplemental Agreement.........................................................................      2
ARTICLE III. MINIMUM RENT AND ADDITIONAL RENT....................................................................      2
   Section 3.01.  Minimum Rent...................................................................................      2
   Section 3.02.  Minimum Rent Adjustments.......................................................................      4
   Section 3.03.  Additional Rent................................................................................      5
   Section 3.04.  Shared Costs...................................................................................      5
ARTICLE IV. TAXES, ASSESSMENTS AND CHARGES.......................................................................      6
   Section 4.01.  Taxes and Assessments..........................................................................      6
   Section 4.02.  Charges........................................................................................      7
   Section 4.03.  General........................................................................................      8
ARTICLE V. NET LEASE; NON-TERMINATION............................................................................      8
   Section 5.01.  Net Lease......................................................................................      8
   Section 5.02.  Non-Termination................................................................................      9
ARTICLE VI. USE OF THE PREMISES..................................................................................      9
   Section 6.01.  Use of the Premises............................................................................      9
   Section 6.02.  Construction of the Improvements...............................................................      9
ARTICLE VII. COMPLIANCE WITH LAW; LIENS AND ENCUMBRANCES.........................................................     10
   Section 7.01.  Compliance with Laws...........................................................................     10
   Section 7.02.  Tenant's Agreement Relating to Hazardous Substances............................................     10
   Section 7.03.  Liens and Encumbrances.........................................................................     12
   Section 7.04.  Landlord's Agreement Relating to Hazardous Substances..........................................     13
ARTICLE VIII. REPAIRS AND ALTERATIONS............................................................................     14
   Section 8.01.  Maintenance and Repair.........................................................................     14
   Section 8.02.  Alterations....................................................................................     15
ARTICLE IX. DAMAGE AND DESTRUCTION...............................................................................     15
   Section 9.01.  Notice.........................................................................................     15
   Section 9.02.  Restoration....................................................................................     15
   Section 9.03.  Application of Proceeds........................................................................     16
ARTICLE X. INSURANCE.............................................................................................     16
   Section 10.01. Classes of Insurance...........................................................................     16
   Section 10.02. Requirements...................................................................................     17
   Section 10.03. Certificates...................................................................................     18
ARTICLE XI. INDEMNIFICATION......................................................................................     18
   Section 11.01. Indemnification................................................................................     18
ARTICLE XII. OWNERSHIP OF IMPROVEMENTS...........................................................................     19
   Section 12.01. Title to Improvements..........................................................................     19
   Section 12.02. Surrender......................................................................................     19

ARTICLE XIII. ASSIGNMENT AND SUBLETTING; NONSUBORDINATION TO.....................................................     20
   Section 13.01.  Assignment and Subletting; Prior Consent......................................................     20
ARTICLE XIV.  RIGHT TO CONTEST...................................................................................     23
   Section 14.01.  Permitted Contests............................................................................     23
ARTICLE XV. DEFAULT..............................................................................................     24
   Section 15.01.  Events of Default.............................................................................     24
   Section 15.02.  Remedies......................................................................................     25
   Section 15.03.  Reentry by Landlord...........................................................................     27
   Section 15.04.  General.......................................................................................     27
   Section 15.05.  Subordination of Landlord's Lien..............................................................     27
ARTICLE XVI. CONDEMNATION........................................................................................     28
   Section 16.01.  Total Condemnation............................................................................     28
   Section 16.02.  Partial Condemnation..........................................................................     28
   Section 16.03.  Awards........................................................................................     29
   Section 16.04.  General.......................................................................................     29
ARTICLE XVII. BROKERAGE PROVISIONS...............................................................................     29
   Section 17.01.  Brokers.......................................................................................     29
ARTICLE XVIII. MISCELLANEOUS.....................................................................................     30
   Section 18.01.  Warrants......................................................................................     30
   Section 18.02.  No Waiver.....................................................................................     30
   Section 18.03.  Waiver of Redemption..........................................................................     31
   Section 18.04.  Estoppel Certificates.........................................................................     31
   Section 18.05.  No Merger of Title............................................................................     31
   Section 18.06.  Quiet Enjoyment...............................................................................     31
   Section 18.07.  Transfer by Landlord..........................................................................     31
   Section 18.08.  Landlord's Liability..........................................................................     32
   Section 18.09.  Mortgaging the Fee............................................................................     32
   Section 18.10.  Separability..................................................................................     32
   Section 18.11.  Notices, Demands and Other Instruments........................................................     33
   Section 18.12.  Successors and Assigns........................................................................     34
   Section 18.13.  Headings......................................................................................     34
   Section 18.14.  Counterparts..................................................................................     34
   Section 18.15.  Applicable Law................................................................................     34
   Section 18.16.  Entire Agreement; Amendments..................................................................     34
   Section 18.17.  All Genders and Numbers Included..............................................................     34
   Section 18.18.  Relationship of the Parties...................................................................     34
   Section 18.19.  Time is of Essence............................................................................     34
   Section 18.20.  Short Form of Lease...........................................................................     35
   Section 18.21.  Approval and Inspection Rights................................................................     35
   Section 18.22.  Holding Over, No Extension, Month-to-Month Tenancy and Holdover Rent..........................     36
   Section 18.23.  Corporate Authority...........................................................................     36
   Section 18.24.  Arbitration...................................................................................     36
   Section 18.25.  Termination Option............................................................................     37
   Section 18.26.  Landlord's Default............................................................................     38

EXECUTION BY PARTIES

EXHIBIT "A"   - Legal Description of the Site
EXHIBIT "A-1" - Access Tract
EXHIBIT "B"   - Encumbrances on Site
EXHIBIT "C"   - Plat of the Site
EXHIBIT "D"   - Work Letter
EXHIBIT "E"   - Rules and Regulations
EXHIBIT "F"   - Total Cost Estimate
EXHIBIT "G"   - Westside
EXHIBIT "H"   - Hazardous Substances Certificate
EXHIBIT "I"   - Supplemental Notice
EXHIBIT "J"   - List of Trade Fixtures

                                 LEASE AGREEMENT

         THIS LEASE (the "Lease") is made and entered into this 31st day of December, 2003 (the "Effective Date"), by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation (hereinafter referred to as "Landlord"), and INHIBITEX, INC., a Georgia corporation (hereinafter referred to as "Tenant").

         ARTICLE I. DEMISE OF PREMISES

         Section 1.01. Demise. For and in consideration of the rents, terms, covenants and agreements hereinafter set forth on the part of Tenant and Landlord to be paid, kept, observed and performed, Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms and conditions contained herein, that certain tract of land lying and being in Land Lot 691 of the 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia, being more particularly described on Exhibit "A" attached hereto and by reference incorporated herein (the "Site"), together with all Improvements (as hereinafter defined) now or hereafter located thereon and all appurtenances thereunto belonging, together with the right and easement to use the water detention pond and related facilities located adjacent to the Site (subject to payment of the Shared Costs therefor in accordance with Section
3.04 hereof) and together with the non-exclusive right and easement to use the property described on Exhibit "A-1" attached hereto and by reference incorporated herein ("Access Tract"), for the purpose of pedestrian and vehicular access, ingress and egress to and from Westside Parkway (subject to payment of the Shared Costs therefor in accordance with Section 3.04 hereof) (said Site, Improvements, including, without limitation, the Building (as defined in Section 2.03) and appurtenances hereinafter collectively referred to as "Premises"), subject to the encumbrances set forth on Exhibit "B" attached hereto and by reference incorporated herein. A plat of the Site is attached hereto as Exhibit "C" and by reference incorporated herein. The term "Improvements" as used in this Lease shall mean any and all structures and appurtenances thereto of every type and kind on, at or under the Site, including, but not limited to, buildings, outbuildings, garages, sheds, patios, patio covers, awnings, additions, walkways, bicycle trails, sprinkler systems or pipes, garages, roads, curbing, paving, driveways, parking areas, fences, screening walls, retaining walls, stairs, decks, fixtures, landscaping hedges, windbreaks, poles, signs, exterior tanks, solar panels and equipment, exterior evaporative coolers, air conditioning and water softener fixtures, wind mills, exterior antennae, aerials and other equipment for the reception or transmission of radio, television, microwave, electromagnetic, or other similar or dissimilar communication systems, and any improvement or any device that alters the natural flow of water from any property adjoining the Premises.

         ARTICLE II. TERM OF LEASE

         Section 2.01. Term of Lease. The term of this Lease (hereinafter referred to as "Term") shall commence on the date first set forth above, and unless sooner terminated or extended under the terms and conditions contained herein, shall continue thereafter until 11:59 p.m. (local, Atlanta, Georgia, time) on the day preceding the tenth (10th) anniversary of the "Rent Commencement

Date" (as hereinafter defined). "Rent Commencement Date" shall mean the later of
(i) the date one hundred fifty (150) days after the Floor Ready Condition Date (as defined in Exhibit "D") subject to extension for delays in Substantial Completion of the Layout Work or Tenant's Work arising out of any Landlord Delay or Excusable Delay (as such terms are defined in Exhibit "D"), or (ii) the date of Substantial Completion of the Base Building Work (as defined in Exhibit "D"). Promptly after the Rental Commencement Date Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit "I" attached hereto and by this reference made a part hereof, specifying the Rent Commencement Date, the date of expiration of the Term as hereinabove set forth and certain other matters as therein set forth.

         Section 2.02. Options to Extend Term. Tenant is hereby granted options to extend the Term of this Lease for two (2) successive additional periods of five (5) years each (each such additional period being herein referred to as an "Extended Term") by giving written notice of such extension to Landlord at least nine (9) months prior to the expiration of the initial Term of this Lease or the first Extended Term, as the case may be. Tenant shall have the right to exercise these options to extend provided that on the date of such exercise no Event of Default (as hereinafter defined) under this Lease has occurred and is then subsisting. Each Extended Term shall be upon all of the same terms, covenants and conditions of this Lease then applicable except that the Rent (as hereinafter defined) during the Extended Terms shall be as set forth in Sections
3.02 and 3.03 hereof. The term "Term" or the phrase "Term of this Lease" as used in this Lease shall mean the initial Term and any Extended Term which may become effective.

         Section 2.03. Supplemental Agreement. Landlord and Tenant shall, within twenty (20) days after the occurrence of the Rent Commencement Date, execute a supplemental agreement setting forth the Minimum Rent, the number of rentable square feet contained in the building to be constructed on the Site pursuant to Exhibit "D" (the "Building"), the Rent Commencement Date and the expiration date of the Term of this Lease as determined pursuant to Section 2.01 hereof and the dates for Minimum Rent adjustments as determined pursuant to Section 3.02 of this Lease. Such supplemental agreement, when executed and delivered by Landlord and Tenant, shall be attached to and become a permanent part of this Lease.

         ARTICLE III. MINIMUM RENT AND ADDITIONAL RENT

         Section 3.01. Minimum Rent. Tenant covenants and agrees to pay Landlord, in lawful money of the United States of America, for the period commencing on the Rent Commencement Date and continuing thereafter throughout the Term, as rent hereunder, (i) Minimum Rent (as hereinafter defined), plus
(ii) any and all additional rent consisting of such sums and charges that come due under the terms and conditions of this Lease other than Minimum Rent (any and all such sums and charges hereinafter referred to as "Additional Rent"). The Minimum Rent and Additional Rent are sometimes herein collectively referred to as "Rent". For the period from the Rent Commencement Date to the day preceding the first (1st) anniversary of the Rent Commencement Date, "Minimum Rent" shall mean a base annual minimum rent in the amount (the "Initial Minimum Rent") equal to twelve percent (12%) of Landlord's Total Cost (as hereinafter defined). Commencing on the first (1st) anniversary of the Rent Commencement Date and continuing on each subsequent anniversary of the Rent Commencement Date, the Minimum Rent shall be adjusted as provided in Section 3.02 hereof. "Total Cost" means the costs and expenses paid or incurred by Landlord in connection with the development of the Premises and shall include, without limitation, the matters set forth on Exhibit "F" attached hereto and by reference made a part hereof, including but not limited to imputed land acquisition costs in the agreed amount of $150,000 per acre, grading costs, the costs of constructing and installing landscaping, irrigation, and drainage facilities, curbs, gutters and paving, and other site work, the costs of the Base Building Work, a development fee to Landlord or an affiliate of Landlord, in the amount of $250,000.00, leasing commissions, permit and tap fees, impact fees, architect's and engineer's fees, legal fees, property taxes, the Improvement Allowance, and imputed interest (identified on Exhibit "F" as "Financing Costs") at the rate of eight percent (8%) per annum on all such costs from the later of date of disbursement or the Effective Date of this Lease through the Rent Commencement Date (or such earlier date upon which the Rent Commencement Date would have occurred but for Landlord Delay); provided that until the date of Substantial Completion of the Base Building Work the imputed land acquisition costs shall not be included in the costs on which such imputed interest shall be determined. The amounts set forth on Exhibit "F" are estimates as of the date of this Lease of the Total Cost and of the amounts of the elements comprising Total Cost, which estimates may and almost certainly will change, and which estimates do not and shall not be deemed to set either minimum or maximum limits for such elements or for the Total Cost. For purposes of illustration, as set forth on Exhibit "F", if the Total Cost were $7,085,458.00, then the Initial Minimum Rent would be $850,255.00 per annum, equal to twelve percent (12%) of $7,085,458.00 [Sixteen and 39/100 Dollars ($16.39) per rentable square foot (based on the Building containing an estimated 51,884 rentable square feet; provided, however, that the actual number of rentable square feet shall be determined as hereinafter set forth)]. Not later than eighty-five (85) days after the Effective Date of this Lease, Landlord shall provide to Tenant an updated estimate of the Total Cost, which shall supersede Exhibit "F" hereto.

         The number of rentable square feet in the Building shall be determined in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 published by the Building Owners and Managers Association International ("BOMA Standards"). Upon Substantial Completion, Landlord will cause its architect (which architect shall have not less than five (5) years experience in the design of commercial buildings and shall have expertise in measuring and calculating the rentable square feet of commercial buildings using BOMA Standards) to make and certify to Landlord and Tenant physical measurements of the Building and the resulting calculation of the number of rentable square feet contained within the Building in accordance with BOMA Standards, and a copy of such certification of Landlord's architect shall be given to Tenant.

         Minimum Rent shall be payable, in advance, in twelve (12) equal monthly installments for each Lease Year (as hereinafter defined), on or before the first day of each calendar month during the Term, at the office of Landlord, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339-5683, or at such other address as Landlord may from time to time designate in writing to Tenant. Landlord agrees that Tenant shall have the right, if it elects, to pay Minimum Rent by means of a wire transfer of immediately available Federal funds to the account of Landlord, and upon request by Tenant, Landlord agrees to provide Tenant with Landlord's account information and wiring instructions to enable Tenant to make payment of Minimum Rent by wire transfer as aforesaid. Minimum Rent for the first and last months of the Term shall be prorated on a daily basis if the Term shall begin or end on a day other than the first or last day of a calendar month.

         Section 3.02. Minimum Rent Adjustments. As used in this Lease, the term "Lease Year" shall mean the twelve (12) month period commencing on the Rent Commencement Date and ending on the day preceding the first (1st) anniversary of the Rent Commencement Date, and each successive twelve (12) month period thereafter during the Term. On the first day of the second and each subsequent Lease Year (each of such dates being herein referred to as an "Adjustment Date"), the annual Minimum Rent shall be increased to an amount equal to (a) the Initial Minimum Rent, plus (b) an amount equal to the Initial Minimum Rent multiplied by the product of five (5) times the percentage increase in the Index (as hereinafter defined) for the month preceding the applicable Adjustment Date as compared to the Index for the month during which this Lease is fully-executed by Landlord and Tenant; provided, however, in no event shall the Minimum Rent following an Adjustment Date be less than the Minimum Rent prior to such Adjustment Date and in no event shall the Minimum Rent be so increased so as to exceed the following amounts:

         For the second Lease Year, 102.5% of the Initial Minimum Rent;

         For the third Lease Year, 105.06% of the Initial Minimum Rent;

         For the fourth Lease Year, 107.689% of the Initial Minimum Rent;

         For the fifth Lease Year, 110.381% of the Initial Minimum Rent;

         For the sixth Lease Year, 113.141% of the Initial Minimum Rent;

         For the seventh Lease Year, 115.969% of the Initial Minimum Rent;

         For the eighth Lease Year, 118.869% of the Initial Minimum Rent;

         For the ninth Lease Year, 121.840% of the Initial Minimum Rent;

         For the tenth Lease Year, 124.886% of the Initial Minimum Rent;

         For the eleventh Lease Year, 128.009% of the Initial Minimum Rent;

         For the twelfth Lease Year, 131.209% of the Initial Minimum Rent;

         For the thirteenth Lease Year, 134.489% of the Initial Minimum Rent;

         For the fourteenth Lease Year, 137.851% of the Initial Minimum Rent;

         For the fifteenth Lease Year, 141.297% of the Initial Minimum Rent;

         For the sixteenth Lease Year, 144.83% of the Initial Minimum Rent;

         For the seventeenth Lease Year, 148.441% of the Initial Minimum Rent;

         For the eighteenth Lease Year, 152.162% of the Initial Minimum Rent;

         For the nineteenth Lease Year, 155.966% of the Initial Minimum Rent;

         For the twentieth Lease Year, 159.865% of the Initial Minimum Rent.

         Section 3.03. Additional Rent. Tenant covenants and agrees to pay to Landlord, from time to time as provided in this Lease, (a) interest (herein referred to as "Interest" which for all purposes of this Lease shall equal two percent (2%) plus the "prime rate" [as used herein, "prime rate" shall mean the rate of interest per annum announced from time to time by SunTrust Bank, Atlanta, Georgia, or its successor organization, as its prime commercial lending rate]) on all installments of Minimum Rent not paid by the fifth (5th) day of the month for which such amount is due, from the due date through the date of payment (provided, however, such five [5] day grace period shall be applicable only two [2] times in any twelve [12] month period, and in not more than three [3] twelve [12] month periods during the Term, and with respect to any installment of Minimum Rent thereafter coming due, Interest shall accrue from the due date of such Minimum Rent through the date of payment regardless of whether same is paid by the fifth [5th] day of the month for which such amount is due), (b) all amounts, other than Minimum Rent which Tenant herein agrees to assume and pay to Landlord, (c) all other amounts which Tenant herein agrees to assume and pay to a third party or third parties, including, without limitation, taxes, assessments and charges specified in Article IV hereof, in those circumstances where Tenant shall fail or refuse to pay to such third party or parties and Landlord elects to pay such amounts as herein provided, and (d) Interest on amounts referred to in Subsections 3.03(b) and 3.03(c) not paid within five (5) days after such amounts are due, from the due date through the date paid or, if demand is required therefor by the terms of this Lease, from the date which is ten (10) days after the date of demand through the date paid (all or any one of the aforementioned items being herein included in "Additional Rent"). If Tenant fails to pay any Additional Rent, Landlord shall have the same rights, powers and remedies for such failure as are provided in this Lease, at law, in equity or otherwise for the nonpayment of Rent.

         Section 3.04. Shared Costs. Tenant covenants and agrees to pay to Landlord from time to time, within fifteen (15) days after notice of the amount thereof (but in no event more often than once each month), the pro rata share applicable to the Site of the "Shared Costs" imposed under that certain Master Declaration of Covenants and Easements for Westside by Landlord herein, as Declarant, dated December 15, 2003, and recorded in Deed Book 36717, page 273, Fulton County, Georgia Records, encumbering the project known as Westside and generally including the property shown on Exhibit "G" attached hereto and by reference made a part hereof (said project, as from time to time constituted by Landlord, "Westside"). Such share of the Shared Costs attributable to the Site shall be paid by Tenant to Landlord before the same become delinquent under the Declaration and before any interest may be added for nonpayment under the Declaration. The Site's proportionate share of any such Shared Costs for the year in which the Term commences and terminates or expires shall be prorated on a daily basis between Landlord and Tenant.

Notwithstanding anything elsewhere herein to the contrary, the costs of those elements of the Shared Costs which are controllable by Landlord shall not increase more than three percent (3%) per year. If Tenant fails to pay the Site's proportionate share of any such Shared Costs when due, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, pay any such amount (or any installment thereof) and any amount so paid by Landlord shall constitute Additional Rent hereunder and shall be paid by Tenant to Landlord on demand with Interest thereon in the manner provided in Section 3.03 hereof. Tenant's obligation to pay the Site's share of such Shared Costs which accrue during the Term shall survive any termination of this Lease.

         In addition, Tenant shall reimburse Landlord from time to time, within thirty (30) days of receipt of an invoice therefor, for Tenant's share of the cost of maintenance, operation and repair of the water detention pond and related facilities located adjacent to the Site. Tenant's share shall be a fraction, the numerator of which is the acreage of the Site, and the denominator of which is the total acreage of all sites benefited by such detention pond and related facilities.

         At all times during the Term, on or before the later of (i) the date two (2) years after the expiration of any Lease Year, or (ii) the date one (1) year after Tenant's receipt of any bill, invoice, or demand of payment for any Shared Costs for any Lease Year, Tenant shall be entitled to audit and review the books and records of Landlord or Landlord's agent or property manager relating to the Shared Costs for such Lease Year. Upon reasonable prior written request, Landlord shall afford Tenant, its auditors, or other authorized representatives with access at reasonable times to such books and records, which books and records, or copies thereof, shall be made accessible to Tenant in the greater Atlanta metropolitan area. In the event Tenant disputes any such Shared Costs (whether with respect to the amount thereof, the inclusion of a matter or cost within Shared Costs, or otherwise) and Landlord and Tenant shall not agree, in writing, upon the resolution of such dispute within forty-five (45) days after Tenant gives written notice of such dispute to Landlord, such dispute shall be submitted to and resolved by arbitration as provided in Section 18.24 of this Lease. In the event that Tenant identifies a discrepancy between the Shared Costs billed, invoiced, or demanded to or of Tenant and the actual amount of such Shared Costs, Landlord shall immediately refund to Tenant any overpayment by Tenant, and, in the event such discrepancy is in excess of five percent (5%), then Landlord shall also pay for the reasonable costs of such audit or review.

         ARTICLE IV. TAXES, ASSESSMENTS AND CHARGES

         Section 4.01. Taxes and Assessments. Subject to the provisions of
Section 14.01 hereof (concerning "Permitted Contests"), Tenant covenants and agrees to discharge and pay before the same become delinquent and before any fine, penalty, or interest may be added for nonpayment, any and all taxes, assessments, license or permit fees, special district or community improvement district assessments, excises, and other governmental imposts and charges of every nature and classification (all or any one of which are hereinafter referred to as "Taxes") that at any time during the Term from and after the Rent Commencement Date are levied, assessed, charged or imposed upon Landlord's fee simple and/or reversionary interest in the Premises, the Premises themselves (excluding the easement over the Access Tract), the Improvements, this Lease, the leasehold estate of Tenant created hereby or any Minimum Rent or Additional Rent reserved or payable hereunder (including any gross receipts or other taxes levied upon, assessed against or measured by the Minimum Rent or Additional Rent); provided, however, Tenant shall not be obligated to pay any municipal, state or Federal income tax imposed on Landlord, and Tenant shall not be obligated to pay any amounts levied upon Landlord as a franchise, estate, gift, inheritance, succession or capital levy tax. Notwithstanding the foregoing to the contrary, if at any time after the execution of this Lease the methods of taxation prevailing at the execution of this Lease shall be altered so that any imposition, which at the date hereof or during the Term is or shall be levied, assessed or imposed on real estate and the improvements thereon, is thereafter levied, assessed or imposed wholly or partially on the rents received from real estate or the improvements thereon, or as a tax assessment, levy or license fee (regardless of the form and regardless of the taxing authority) upon Landlord measured by Minimum Rent and Additional Rent payable under this Lease, then all such substitute or additional taxes, assessments, levies or license fees shall be deemed to be included within the meaning of the term "Taxes" for purposes hereof, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Taxes.

         Landlord shall use reasonable efforts to obtain from the taxing authorities a separate tax parcel assessment for the Premises and to cause Tenant to be named as the party to whom all such bills and assessments should be sent. If such separate assessment shall be obtained, Tenant shall pay the Taxes directly to the taxing authority. If such separate assessment shall not be obtained, notwithstanding Landlord's reasonable efforts to obtain the same, the valuation placed on the Premises by the applicable taxing authority shall be used as the appropriate standard for determining the Taxes payable by Tenant. If this valuation is not available, Tenant shall pay a share of the Taxes included in Landlord's tax bill, which share shall be determined in a fair and equitable manner, giving consideration to the value of the various improvements on the real property covered by such tax bill. If the Premises are not separately assessed, Landlord shall notify Tenant of Tenant's proportionate share of the Taxes and will furnish Tenant with a copy of the tax bill within fifteen (15) days after receipt by Landlord thereof. Tenant shall pay its share of the Taxes as set forth above to Landlord not later than ten (10) days before the taxing authority's delinquency date or ten (10) days after receipt of a bill from Landlord, whichever is later. In no event shall Tenant be liable for interest or penalties for Landlord's failure to pay the Taxes prior to delinquency, unless Tenant fails to timely pay its share of such Taxes as provided above.

         Section 4.02. Charges. Subject to the provisions of Section 14.01 hereof (concerning "Permitted Contests"), Tenant covenants and agrees that it shall pay when due all charges for all public or private utility services including, but not limited to, water, sewer, gas, light, heat and air conditioning, telephone, electricity, cable television, trash removal, power and other utility and communications services (all or any one of which hereinafter referred to as "Charges") that are rendered or become due and payable with respect to the Premises at any time during the Term and during any period prior to the commencement of the Term after Tenant takes possession of the Premises for the construction of the Layout Work (as defined in Exhibit "D"). Landlord and Tenant shall use reasonable efforts to cause the applicable governmental authority providing water service to the Premises to separately meter the water consumption at the Premises and charge Tenant directly for such water service (and associated sewer service). In the event the governmental authority providing water service to the Premises is unwilling to do so, Landlord agrees that

Landlord will submeter the water consumption at the Premises, and Tenant agrees to pay the applicable Charge for such water (and associated sewer service) to Landlord, based upon the submetered consumption of water at the Premises and at the same rate that Tenant would pay if such water service (and associated sewer service) were provided directly to Tenant with respect to the Premises by the applicable governmental authority. Tenant agrees to pay Landlord for such water service (and associated sewer service) within fifteen (15) days after receipt by Tenant of written request for payment from Landlord (but not more frequently than monthly), which request for payment shall be accompanied by information regarding the submetered consumption of water at the Premises and a copy of the most recent water and sewer bill received by Landlord with respect to the Premises and the other real property covered by such bill.

         Section 4.03. General. To the extent that the Premises is separately assessed as an independent tax parcel, Tenant shall prepare and file all reports and returns required by law and governmental regulations with respect to any Taxes and, upon Landlord's request, shall furnish copies thereof to Landlord. Tenant shall promptly forward to Landlord copies of any bill or assessment respecting any Taxes upon Tenant's receipt thereof from the taxing authority. Likewise, Landlord shall promptly furnish to Tenant copies of any bill or assessment respecting any Taxes upon Landlord's receipt thereof from the taxing authority. Upon request of Landlord, Tenant agrees to furnish and deliver to Landlord receipts evidencing the payment of any Taxes and/or Charges payable by Tenant as provided in Section 4.01 and Section 4.02 hereof. If the Taxes shall include any special assessments for improvements which may be paid in installments, Tenant shall be obligated to pay only such installments as they become due and shall be obligated to pay only such installments which are to become due and payable prior to the expiration of the Term. Any Taxes for the year in which the Term commences and terminates or expires shall be prorated on a daily basis between Landlord and Tenant. If Tenant fails to pay any Taxes and/or Charges (or any installment thereof) on or before the date on which Tenant is obligated to pay the same under this Lease, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, pay any such Taxes and/or Charges (or any installment thereof) and any amount so paid by Landlord, together with all actual costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord on demand with Interest thereon in the manner provided in
Section 3.03 hereof. Tenant's obligation to pay Taxes and Charges which accrue during the Term shall survive any termination of this Lease.

         ARTICLE V. NET LEASE; NON-TERMINATION

         Section 5.01. Net Lease. This Lease is a net lease and Minimum Rent and Additional Rent shall be paid without notice, demand (except as expressly provided herein in the case of certain Additional Rent), counterclaim, setoff, recoupment, deduction or defense and without abatement, suspension, deferment, diminution or reduction; provided that, notwithstanding the foregoing, Tenant shall have the right to setoff against Rent the amount of any final, non-appealable judgment of a court of competent jurisdiction that Tenant may obtain against Landlord. It is the purpose and intent of Landlord and Tenant that Minimum Rent and Additional Rent (where payable to Landlord) shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, Minimum Rent specified in Sections 3.01 and 3.02 and Additional Rent specified in Section 3.03 hereof throughout the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises (except the taxes of Landlord referred to in Section 4.01 hereof) which may arise and become due as specified in Sections 3.04, 4.01 and 4.02 hereof or elsewhere herein during the Term shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

         Section 5.02. Non-Termination. Except as otherwise expressly provided in this Lease, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any Minimum Rent or Additional Rent hereunder or any reduction thereof, nor shall the obligations of Tenant under this Lease be otherwise affected, by reason of (a) any damage to or destruction of all or any portion of the Premises from whatever cause, or (b) the prohibition, limitation or restriction of or interference with Tenant's use of all or any portion of the Premises, other than by Landlord in violation of
Section 18.06 hereof. Except as otherwise expressly provided in this Lease, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the leasehold estate in the Premises or any part thereof, and to any abatement, recoupment, suspension, deferment, diminution or reduction of Minimum Rent and Additional Rent.

         ARTICLE VI. USE OF THE PREMISES

         Section 6.01. Use of the Premises. Subject to the terms and conditions hereof, Tenant, its successors or assigns (as permitted hereunder), may use and occupy the Premises only for one or more of general office purposes, biotechnological, biomedical and pharmaceutical research laboratories and a vivarium (including maintaining and disposing of animals for research purposes) and uses accessory and incidental thereto (hereinafter referred to as the "Permitted Use"). Tenant also agrees to comply with the Rules and Regulations set forth in Exhibit "E" attached hereto.

         Section 6.02. Construction of the Improvements. Landlord shall tender possession of the Premises to Tenant on the Floor Ready Condition Date (as defined in Exhibit "D"), and Tenant shall accept possession of the Premises on such date for the performance of the Layout Work and Tenant's Work (as defined in Exhibit "D"). The obligations of Landlord with respect to the Base Building Work (as defined in Exhibit "D") and the obligations of Landlord and Tenant with respect to the Layout Work are set forth in the Work Letter attached hereto as Exhibit "D" and by reference incorporated herein. Prior to entry onto the Premises for the purpose of performing Layout Work or Tenant's Work, Tenant shall furnish to Landlord evidence satisfactory to Landlord that the insurance coverage required of Tenant pursuant to paragraph 5(d) of the Work Letter is in effect.

         "Outside Substantial Completion Date" shall mean the four hundred eightieth (480th) calendar day after the Effective Date, subject to extensions for Tenant Delays and Excusable Delays (as such terms are defined in Exhibit "D"). If Substantial Completion (as defined in Exhibit "D") of the Base Building Work has not occurred on or before the Outside Substantial Completion Date, then Tenant's sole right and remedy shall be to terminate this Lease by written notice to Landlord at any time after the Outside Substantial Completion Date and prior to the date of Substantial Completion of the Base Building Work.

         Within thirty (30) days after the date of Substantial Completion of the Base Building Work, Tenant shall have the right to prepare and provide to Landlord a list of incomplete or defective Punch List Items (as defined in Exhibit "D"), all of which shall be promptly repaired or completed (as the case may be) by Landlord at its sole cost and expense. During the Term, Tenant shall have the right to notify Landlord in writing of Tenant's discovery of latent defects in the Base Building Work, all of which shall be promptly repaired or completed (as the case may be) by Landlord at its sole cost and expense. Except for such Punch List Items so specified by Tenant within said thirty (30) day period, and except for such latent defects, the taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Base Building Work have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

         ARTICLE VII. COMPLIANCE WITH LAW; LIENS AND ENCUMBRANCES

         Section 7.01. Compliance with Laws. Subject to the provisions of
Section 14.01 hereof (concerning "Permitted Contests"), Section 7.04 hereof (concerning Landlord's agreements relating to "Hazardous Substances") and the Work Letter attached hereto as Exhibit "D" (concerning Landlord's obligation to complete the "Base Building Work" in accordance with the codes, laws and regulations applicable thereto), Tenant, at its sole cost and expense, shall comply with and cause the Premises to comply with (a) all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances affecting the Premises or any part thereof, or the use thereof, including those which require "Repairs", as that term is defined in
Section 8.01 hereof, or any structural changes in the Improvements whether or not any such statutes, laws, rules, orders, regulations, or ordinances which may hereafter be enacted involve a change of policy on the part of the governmental body enacting the same, (b) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions and responsibilities in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises, and (c) the requirements of all policies of public liability, fire and other insurance which at any time may be in force with respect to the Premises (all or any one of the items enumerated in this Section 7.01 hereinafter referred to as "Regulations"). Notwithstanding the foregoing, Landlord shall comply with and cause any Improvements constructed by Landlord or its contractors, including without limitation, the Base Building Work, to comply with applicable Regulations as of the date of issuance of the building permit therefor. Without limiting the generality of the foregoing, Landlord shall endeavor in good faith to enforce all contractual and other obligations of its architects, engineers and contractors for the redesign, removal and reconstruction or other correction of items initially designed or constructed in a manner not complying with applicable Regulations. To the extent that the cost of such corrective work is not borne or reimbursed by such architects, engineers or contractors, Landlord and Tenant agree that they shall each be responsible for one-half of such costs.

         Section 7.02. Tenant's Agreement Relating to Hazardous Substances. Tenant hereby covenants that Tenant and its agents, employees and contractors will not generate, store, use, treat or dispose of any "Hazardous Substances" (as hereinafter defined) in, on or at the Premises or any part of the Improvements, including, without limitation, any Hazardous Substances incorporated into, or contained within any materials incorporated into, the "Layout Work" or "Tenant's Work" (as defined in Exhibit "D" hereto), except for the use and storage of Hazardous Substances as are legally used or stored (and in such amounts as are legally used or stored) as a consequence of using the Premises for the Permitted Use, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all laws, statutes, rules, orders, regulations, ordinances and decrees concerning the use, storage or disposal of such Hazardous Substances. Tenant further covenants that neither the Premises nor any part of the Improvements shall ever be used by Tenant or its agents, contractors or employees as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Term (except for the storage of the limited quantities permitted under and in strict accordance with the first sentence of this Section 7.02). Tenant agrees that, not less than once each calendar quarter during the Term, Tenant shall have its Chief Scientific Officer inspect the Premises with respect to Tenant's compliance with such covenants. Tenant shall provide Landlord with a certification from such Chief Science Officer, in the form attached hereto as Exhibit "H" and by reference incorporated herein, as to Tenant's compliance with such covenants as of the date of such quarterly inspection.

         Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency [including those asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any so-called Federal, state or local "Superfund" or "Superlien" laws, or any Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance] for, with respect to, or as a direct or indirect result of, the presence at, on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release at, on or from, the Premises or the Improvements of any Hazardous Substance (collectively, a "Release"); provided, however, that the foregoing indemnity is limited to matters arising solely from the violation during the Term (and during any period subsequent to the expiration of the Term that Tenant remains in possession of the Premises) of the covenants and agreements of Tenant contained in the preceding paragraph and excludes matters arising as a result of (i) the conduct of Landlord, its agents, contractors or employees, or (ii) Hazardous Substances at, on or under the Premises as of the date Tenant enters the Premises for the construction of the Layout Work, or (iii) Hazardous Substances at, on or under the Premises, or any Release at, on or from the Premises or the Improvements, in connection with Landlord's development of the Site or in connection with the construction or installation of the Base Building Work (including, without limitation, any Hazardous Substances incorporated into, or contained within any materials incorporated into, the Base Building Work), or
(iv) any environmental hazard of any type under local, state or federal law at, on or under the Site as of the Effective Date of this Lease, or (v) any wetlands on the Site or any buried, above-ground or other tanks, storage vessels, drums or containers located in or on the Site as of the Effective Date of this Lease (any matters arising as a result of the events, circumstances, or conditions described in, and any Hazardous Substances described in, the foregoing clauses (i), (ii), (iii), (iv) and (v) are hereinafter collectively referred to as "Non-Tenant Hazardous Substance Matters").

         For purposes of this Lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the lists of hazardous substances or wastes now or hereafter adopted by the United States Environmental Protection Agency (the "EPA") or the lists of toxic pollutants designated now or hereafter by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by CERCLA or any Superfund law or any Superlien law or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (CERCLA, any such Superfund law or any Superlien law, and any other such Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree are herein collectively referred to as "Hazardous Substances Laws").

         Landlord shall have the right but not the obligation, and without limitation of Landlord's rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substance in, on or at the Premises or any part thereof which, if true, would constitute a violation of Hazardous Substance Laws and could result in an order, suit or other action against Tenant and/or Landlord; provided, however, Landlord agrees that, except in the case of an emergency, Landlord will take such action only after written notice to Tenant of the alleged existence of Hazardous Substances and the failure by Tenant within a reasonable period of time following receipt of such notice to commence, or the failure by Tenant to thereafter diligently pursue to completion, the appropriate action to clean-up, remove, resolve or minimize the impact of, or otherwise deal with, such Hazardous Substances. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, to the extent such costs and expenses result from a violation of the covenants and agreements of Tenant contained in the first paragraph of this
Section 7.02, shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon demand.

         This Section 7.02 shall survive cancellation, termination or expiration of this Lease.

         Section 7.03. Liens and Encumbrances. Subject to the provisions of
Section 14.01 hereof (concerning "Permitted Contests"), and except for any lien related to the Base Building Work or Landlord's development of the Site, Tenant shall not create or permit to be created or to remain, and, shall promptly discharge, at its sole cost and expense, any lien, encumbrance or charge (all or any one of which hereinafter referred to as "Lien") upon the Premises, or any part thereof or upon Tenant's leasehold estate created hereby that arises from the use or occupancy of the Premises by Tenant or by reason of any labor, service or material furnished or claimed to have been furnished to or for the benefit of Tenant or by reason of any construction, Repairs or demolition by or at the direction of Tenant of all or any part of the Improvements, or by reason of any Permitted Contest under Section 14.01 hereof.

         Except with respect to the Base Building Work, notice is hereby given that Landlord shall not be liable for the cost and expense of any labor, services or materials furnished or to be furnished with respect to the Premises at or by the direction of Tenant or anyone holding the Premises or any part thereof by, through or under Tenant and that no laborer's, mechanic's or materialman's or other lien for any such labor, service or materials shall attach to or affect the interest of Landlord in and to the Premises. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvements or Repairs to or of the Premises or any part thereof, nor as giving Tenant any right, power or authority on behalf of Landlord to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any Lien against the Premises or any part thereof.

         If Tenant fails to discharge any Lien created or established in violation of Tenant's covenant herein or to comply with any Regulations as hereinabove provided, and if such failure continues for a period of twenty (20) days after receipt by Tenant of notice of the existence of the Lien or twenty
(20) days after receipt by Tenant of notice of noncompliance with any Regulations (provided that if such noncompliance shall be of such nature that it can be fulfilled or performed without imposition of any fine, penalty or forfeiture upon the Premises and if Tenant in good faith commences to fulfill or perform same within said twenty (20) day period, but due to the nature of same it could not be reasonably fulfilled or performed within said twenty (20) day period exercising due diligence, Tenant shall have a reasonable amount of time thereafter to effect such compliance if Tenant is then diligently pursuing the fulfillment or performance of the covenant, agreement or obligation and shall thereafter continuously and diligently proceed therewith until completion), and provided such Lien or Regulations is not being contested by Tenant pursuant to
Section 14.01 hereof, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, discharge or pay such Lien (either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings) or cause compliance with such Regulations, and any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith shall constitute Additional Rent hereunder and shall be paid immediately by Tenant to Landlord upon demand by Landlord, with Interest thereon in accordance with Section 3.03 hereof.

         Section 7.04. Landlord's Agreement Relating to Hazardous Substances. Landlord hereby represents and warrants to Tenant that: (i) to the best of Landlord's knowledge the Site is free from Hazardous Substances and does not constitute an environmental hazard of any type under local, state or Federal law; (ii) to the best of Landlord's knowledge, there are no wetlands on the Site and there are no buried, partially buried, above-ground or other tanks, storage vessels, drums or containers located in or on the Site; and (iii) Landlord has received no warning notice, notice of violation, administrative complaint, judicial complaint or formal or informal notice alleging that there are Hazardous Substances present on, in, or under the Site, that there are any wetlands on the Site or any buried, partially buried, above-ground or other tanks, storage vessels, drums or containers located in or on the Site, or that the Site or the condition thereof is in violation of any Hazardous Substances Laws or Regulations. Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including reasonable attorneys' fees, and reasonable consultant and expert fees) arising during or after the Term as a result of (a) the breach by Landlord of the representations or warranties made in the preceding sentence or (b) Non-Tenant Hazardous Substance Matters. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the Site, any clean-up, removal or restoration mandated by a Federal, state, or local agency or political subdivision. The obligations of Landlord under this Section 7.04 shall survive the cancellation, termination or expiration of this Lease.

         ARTICLE VIII. REPAIRS AND ALTERATIONS

         Section 8.01. Maintenance and Repair. Tenant, at all times during the Term, at its expense, shall keep the Premises, including, without limitation, the Improvements, in good order, condition and repair and in substantially the condition on the completion of construction, ordinary wear and tear excepted. Tenant further agrees to be responsible for maintaining the landscaping surrounding Tenant's building and parking area in accordance with first-class landscape maintenance standards and for sweeping and cleaning the entrances to the building in addition to the parking lot, sidewalks, and other improved areas of the Premises. Tenant will provide and maintain vermin-proof receptacles for Tenant's own use in the event refuse is temporarily stored outside of the Building, and Tenant will be responsible for the removal of said refuse and will promptly and strictly comply with all health, sanitary or other laws, regulations and ordinances pertaining to the depositing and removal of such refuse from or about the Premises. Tenant shall promptly perform such maintenance and shall promptly make or cause to be made any and all necessary or appropriate repairs, replacements, or renewals (all or any one of which herein referred to as "Repairs"). All Repairs shall be at least equal in quality and class to the original work. The term "Repairs" includes, without limitation, all necessary repairs and replacements of the Premises (including, without limitation, the roofs, foundations, all interior and exterior walls, and all structural and non-structural portions of the buildings and other improvements), structural or otherwise, ordinary or extraordinary, foreseen and unforeseen, including but not limited to the exterior and interior windows, doors and entrances, signs, floor coverings, columns and partitions; and lighting, heating, plumbing and sewerage facilities, and air conditioning equipment. Except for Landlord's obligations under Exhibit "D", Landlord shall not be required to make any Repairs of any kind or nature in, on or to the Premises during the Term.

         With respect solely to those alterations, additions, improvements, repairs and replacements, if any, to the Premises which Tenant is required to make hereunder, which would customarily be capitalized under generally accepted accounting principles, and which have a useful life that will extend beyond the expiration of the then current Term of this Lease ("Capital Repairs"), (a) Landlord shall have the right to approve the plans and specifications for such Capital Repairs and the estimated cost thereof, which approval shall not be unreasonably withheld or delayed; and (b) the cost of such Capital Repairs shall be pro-rated so that Landlord shall reimburse Tenant for a portion of the cost of such Capital Repairs as follows: Landlord's portion shall be equal to the cost of such Capital Repairs so approved by Landlord multiplied by a fraction, the numerator of which shall be the reasonably anticipated useful life of the Capital Repair beyond the expiration of the then current Term of this Lease, and the denominator of which shall be the total anticipated useful life of such Capital Repair. Landlord shall so reimburse Tenant within thirty (30) days after completion of any such Capital Repairs and delivery to Landlord by Tenant of a written request for such reimbursement, accompanied by a statement of the final cost thereof with appropriate supporting documentation of such cost, and to the extent Landlord does not so reimburse Tenant within such thirty-day period, Tenant may setoff against Rent. In the event that Tenant shall thereafter renew or extend the Term of this Lease, the sharing of such cost shall be re-prorated and adjusted, so that Tenant shall thereupon refund to Landlord a portion of such prior reimbursement by Landlord attributable to the period of such renewal or extension of this Lease.

         Section 8.02. Alterations. Except for any initial improvement of the Premises pursuant to Exhibit "D" (including, without limitation, the Layout Work and Tenant's Work) which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Landlord's consent shall not be required for interior, non-structural alterations which cost less than $50,000.00 and which do not materially affect building systems (changes to electrical, mechanical or life safety systems shall be deemed to materially affect building systems). Any such alterations, additions or improvements to the Premises consented to by Landlord shall, be made by one or more contractors reasonably acceptable to Landlord. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Term and shall remain on the Premises without compensation to Tenant (except that Tenant may, at its option, remove its trade fixtures and research and lab fixtures) unless Landlord elects by written notice to Tenant when Landlord's consent thereto is given, to have Tenant remove such alterations, additions and improvements, in which event, to the extent of any alterations, additions and improvements to be so removed by Tenant pursuant to such written notice(s), notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in
Section 12.02 hereof, Tenant shall remove the same and promptly restore, at its sole cost and expense, the Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted. Tenant shall have no obligation to remove any initial improvements to the Premises pursuant to Exhibit "D".

         ARTICLE IX. DAMAGE AND DESTRUCTION

         Section 9.01. Notice. In the event of any material damage to or destruction of all or any part of the Improvements, Tenant will promptly give written notice thereof to Landlord, which notice shall generally describe the nature and extent of such damage or destruction. There shall be no abatement of or adjustment to Minimum Rent or Additional Rent under this Lease as a result of any damage or destruction.

         Section 9.02. Restoration. In the event of any damage to or destruction of all or any part of the Improvements and whether or not the insurance proceeds on account of such damage or destruction shall be sufficient for the purpose, or in the event of any condemnation of the Premises of the character described in
Section 16.02 hereof and whether or not the proceeds of any award received on account of such condemnation shall be sufficient for such purpose, Tenant, at its sole cost and expense, shall promptly commence and shall thereafter diligently and continuously prosecute to completion the restoration, replacement or rebuilding of the Improvements as nearly as practicable to their value, architectural condition and character as existed immediately prior to such damage, destruction or condemnation so as to permit resumption of the use of the Premises for the Permitted Use to as nearly the same degree as possible (pending completion of the work, such restoration, replacement or rebuilding, together with any temporary repairs and property protection, are herein collectively referred to as "Restoration").

         In the event damage to or destruction of a substantial portion of the Improvements occurs within the last twelve (12) months of the Term, Tenant shall have the right, at its election and in lieu of fulfilling its obligations under this Section 9.02, to terminate this Lease upon thirty (30d cays' prior written notice to Landlord by paying to Landlord, simultaneously with such notice, a sum equal to all Rent and Additional Rent due from Tenant to Landlord to such termination date, together with all insurance proceeds theretofore received by Tenant on account of any damage or destruction of the Premises or any part thereof and an assignment by Tenant of any right of Tenant to receive additional insurance proceeds on account of any such damage or destruction; provided, however, that Tenant shall be entitled to any insurance proceeds payable on account of any damage or destruction of any of Tenant's personal property.

         Section 9.03. Application of Proceeds. Except as otherwise provided in
Section 9.02 hereof, insurance proceeds received on account of any damage to or destruction of the Improvements or any part thereof shall be applied to pay for the cost of Restoration. To the extent any such proceeds shall be inadequate to pay such cost, it shall be Tenant's sole cost and obligation to pay all costs of Restoration.

         ARTICLE X. INSURANCE

         Section 10.01. Classes of Insurance. Commencing on the date on which Tenant enters the Premises to commence construction or installation of the Layout Work or the performance of Tenant's Work (with regard to the insurance required by subsection [b] below) and on the date Tenant shall commence occupancy of any Improvements on the Site (with regard to the insurance required by subsections [a] and [c] below) and at all times thereafter through and during the Term, Tenant shall keep the Premises insured against the risks and hazards and with coverage in amounts not less than those specified as follows:

                  (a) Insurance against the risks customarily included under "all-risks" policies with respect to improved properties similar to the Premises in an amount equal to the "full insurable value" (which as used herein shall mean the full replacement value, including the costs of debris removal, which amount shall be determined annually) of the Improvements. Tenant shall be entitled to carry a deductible of up to $10,000.00 in connection with said coverage provided Tenant self-insures for the amount of the deductible. Tenant hereby further agrees that to the extent available, Tenant will obtain an "agreed amount" endorsement with respect to such insurance so as to prevent either Landlord or Tenant from becoming a co-insurer of any loss. Upon Tenant's request and subject to mutual agreement of Landlord and Tenant, Landlord shall carry the insurance coverage described in this

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         subsection (a) and Tenant shall reimburse Landlord for the premiums for such coverage within ten (10) days after receipt of invoice therefor.

                  (b) Commercial general liability and property damage insurance (including, but not limited to, coverage for any construction, reconstruction or alteration by or at the instance of Tenant on or about the Premises) covering the legal liability of Tenant against all claims for any bodily injury or death of persons and for damage to or destruction of property occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways in combined single limits for both property damage and personal injury and in the minimum amount, during the period from the date of this Lease to the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date, of Three Million and No/100 Dollars ($3,000,000.00) in connection with any single occurrence. Said coverage may be provided through a combination of primary and umbrella coverage, provided that Tenant's primary coverage shall have a minimum amount of not less than One Million and No/100 Dollars ($1,000,000.00). Tenant shall be entitled to carry a deductible of up to $10,000.00 in connection with the said coverage provided Tenant self-insures for the amount of the deductible. Commencing on the fifth (5th) anniversary of the Rent Commencement Date, and continuing thereafter on the fifth (5th) anniversary of the previous "Adjustment Date" (as hereinafter defined) during the Term (each of such dates being referred to in this Section
         10.01 as an "Adjustment Date"), the aforesaid minimum amount of insurance coverage shall be increased to the amount equal to the initial minimum amount set forth above increased at the rate of three percent (3%) per annum compounded on each anniversary of the Rent Commencement Date throughout the Term.

                  (c) Business interruption insurance covering losses resulting from any interruption of Tenant's business in an amount not less than $750,000.00.

Tenant's right to self-insure with respect to the deductibles under subsections
(a) and (b) of this Section 10.01 shall be subject to Tenant agreeing not to hold Landlord, its agents, contractors and employees, liable for any losses, claims and liabilities which would have been covered under such insurance.

         Section 10.02. Requirements. All insurance required under Section 10.01 hereof shall be written by companies of recognized financial standing (with a rating from Best's Insurance Reports of not less than A-/X) which are authorized to do insurance business in the State of Georgia, shall name Landlord as an additional insured party, shall be reasonably satisfactory to Landlord in all respects and shall expressly provide (a) an effective waiver by the insurer of all rights of subrogation against any named insured and against such insured's interest in the Premises and against any income derived therefrom, (b) that no cancellation, reduction in amount or material change in coverage thereof shall be effective unless Landlord and Tenant shall have been given at least twenty
(20) days advance written notice thereof, and (c) that during construction, reconstruction, alteration or material remodeling of any Improvements on the Premises by Tenant such policies shall be in "builder's risk" form if there would be an exclusion of coverage under Tenant's all-risks policy as a result of such construction, reconstruction, alteration or material remodeling. A copy of each policy or of a reasonably acceptable certificate of insurance in force,

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

issued by the insurer as provided in Section 10.01 hereof, shall be delivered to Landlord on or before the date Tenant is required to obtain the applicable insurance, and with respect to renewal or replacement policies, not less than twenty (20) days prior to expiration of the policy being renewed or replaced. Tenant may obtain the insurance required hereunder by endorsement on its blanket insurance policies, provided that said policies fulfill the requirements of this
Section 10.02 that said policies reference the Premises, and that Landlord receives satisfactory written proof of coverage. Tenant shall permit Landlord to examine all policies evidencing the insurance required to be maintained by Tenant under this Lease. Nothing contained in this Lease shall be construed to require Landlord to prosecute any claim against any insurer or to contest any settlement proposed by any insurer. To the extent of the amount of insurance or self-insurance required to be maintained by Tenant (but in no event in excess of the fullest extent permitted under O.C.G.A. Section 13-8-2), Tenant hereby releases Landlord, its agents and employees from any liability for damage to property or injury to persons, regardless of the cause of such damage or injury.

         Section 10.03. Certificates. Within fifteen (15) days after receipt of written request from Landlord (but in no event more often than twice annually), Tenant shall deliver to Landlord a certificate addressed to Landlord, signed by Tenant, and dated within thirty (30) days prior to the delivery thereof, which lists the insurers and policy numbers evidencing all the insurance then required to be maintained by Tenant hereunder, and which warrants that said insurance is in full force and effect and that such insurance and the policies evidencing the same comply with the requirements of this Lease. In the event that Tenant fails to obtain, maintain or renew any insurance provided for in this Article X or to pay the premiums therefor, or to deliver to Landlord any of such certificates, Landlord may, but shall not be obligated to, procure such insurance, pay the premiums therefor or obtain such certificates and any costs or expenses incurred by Landlord for such purposes shall be Additional Rent hereunder and shall be immediately paid by Tenant to Landlord upon demand by Landlord, with Interest thereon pursuant to Section 3.03 hereof.

         ARTICLE XI. INDEMNIFICATION

         Section 11.01. Indemnification. Tenant covenants and agrees to pay, defend, indemnify and save harmless Landlord from and against any and all liability, loss, damage, cost, expense (including without limitation all actual and reasonable attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever based upon, arising from or connected in any manner with (a) injury to or the death of any person or damage to any property occurring on the Premises during the Term from and after the Rent Commencement Date (and during any period after the Term in which Tenant shall remain in possession of the Premises), (b) the use, non-use, condition, possession, construction, operation, maintenance, management or occupation of the Premises or any part thereof during the Term from and after the Rent Commencement Date (and during any period after the Term in which Tenant shall remain in possession of the Premises), or (c) any negligence or intentional misconduct on the part of Tenant or its agents, contractors, servants, employees, licensees or invitees. If any action or proceeding should be brought against Landlord based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord for attorneys' fees and expenses in

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

connection with such action or proceeding. The agreement of indemnification by Tenant set forth in this Section 11.01 shall not extend to claims for damages arising out of bodily injury to persons or damage to property caused by or resulting from the negligence or willful misconduct of Landlord, its agents, contractors, servants, employees, licensees or invitees (other than Tenant or its agents, contractors, servants, employees, licensees or invitees). Landlord covenants and agrees to pay, defend, indemnify and save harmless Tenant from and against any and all liability, loss, damage, cost, expense (including without limitation all actual and reasonable attorneys' fees and expenses of Tenant), causes of action, suits, claims, demands or judgments of any nature whatsoever based upon, arising from or connected in any manner with the negligence or willful misconduct of Landlord or its agents, contractors, servants, employees, licensees or invitees (other than Tenant or its agents, contractors, servants, employees, licensees or invitees).

         ARTICLE XII. OWNERSHIP OF IMPROVEMENTS

         Section 12.01. Title to Improvements. Title to any portion of the Improvements constructed by Tenant shall, during the Term, be in Tenant, but notwithstanding such title, the terms and conditions of this Lease shall govern the construction, use, and operation of the Improvements and the exercise of Tenant's rights with respect thereto; and Tenant's right, title, interest, and estate in and to the Improvements shall not be separable from the leasehold estate granted Tenant hereunder. Subject to Section 8.02, Section 12.02 and other applicable terms and provisions of this Lease, upon the termination or expiration of this Lease, title to all Improvements shall vest in and become the full and absolute property of Landlord without need of any further action being taken by Tenant or Landlord, and Tenant shall immediately surrender possession of the Improvements upon such termination or expiration as provided in Section
12.02 hereof. The value or cost of any Improvements constructed by Tenant shall not in any way constitute a substitute for or a credit against any obligation of Tenant under this Lease to pay Minimum Rent or Additional Rent.

         Section 12.02. Surrender. Upon any termination of this Lease, Tenant shall peaceably quit and surrender the Premises, and any and all built-in or attached machinery and equipment (other than trade fixtures) constructed, installed or placed by Tenant thereon, to Landlord in good order and condition, ordinary wear and tear excepted. In the event Tenant is not then in default under this Lease, Tenant shall have the right upon a termination of this Lease to remove from the Premises all furniture, inventory, trade fixtures, signs (but not any pylon or monument) or other personal property of Tenant; provided, however, that Tenant shall repair, at its sole cost and expense, any damage to the Premises or to the Improvements caused by such removal. In no event shall any built-in or attached machinery and equipment (other than trade fixtures) used in and necessary to the operation of the Improvements be removed by Tenant unless same is promptly replaced with comparable or better such machinery or equipment or unless same is damaged and is removed by Tenant pursuant to Section
9.02 hereof. A preliminary list of Tenant's trade fixtures is set forth on Exhibit "J" attached hereto and by this reference incorporated herein, and such list may be updated from time to time as Landlord and Tenant shall mutually agree.

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

          ARTICLE XIII. ASSIGNMENT AND SUBLETTING; NONSUBORDINATION TO
                              LEASEHOLD MORTGAGING

         Section 13.01. Assignment and Subletting; Prior Consent. Except as herein provided, neither this Lease nor the interest of Tenant in this Lease or in the Premises, or any part thereof, shall be sold, assigned or otherwise transferred by Tenant, whether by operation of law or otherwise, and the Premises shall not be sublet in whole or in part, without the express prior written consent of Landlord. Neither this Lease nor the interest of Tenant in this Lease or in the Premises, or any part thereof, shall be mortgaged, pledged or hypothecated by Tenant without the express prior written consent of Landlord.

         The transfer of any voting capital stock of Tenant or the voting capital stock of any corporate entity which directly or indirectly controls Tenant or any interest in any non-corporate entity which directly or indirectly controls Tenant, which transfer results in a change in the direct or indirect voting control of Tenant (whether such transfer occurs at one time or at intervals so that, in the aggregate, such a transfer shall have occurred) shall be deemed to be an assignment subject to the provisions of this Section 13.01. The preceding sentence shall not apply to, and Tenant shall not be in default under this Section 13.01 as a result of, an offering of voting stock to the public pursuant to a registered securities offering, the transfer of voting stock on a national securities exchange or through the NASDAQ national market system, the transfer of voting stock to Tenant's employees pursuant to a bona fide employee stock ownership plan or other bona fide arrangement with one or more employees, or any transfer of Tenant's voting stock by gift, bequest or inheritance. For purposes of this Section 13.01, the term "control", as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity through ownership of voting securities.

         Should Tenant desire to assign this Lease or any right or interest herein (including, without limitation, in connection with any mortgage, pledge or encumbrance of Tenant's interest herein as security for a debt) or sublet the Premises or any part thereof and such assignment or sublease requires Landlord's prior consent hereunder, Tenant shall give Landlord written notice of such desire, which notice shall contain (i) the name and address of the proposed subtenant or assignee and its form of organization, (ii) information regarding the experience of such proposed subtenant or assignee, (iii) the material terms and conditions of the proposed sublease or assignment (including, without limitation, the financial terms of such proposed subletting or assignment and the proposed commencement date of the proposed sublease or assignment), (iv) in the case of a proposed assignment, financial statements for the three (3) most recently completed fiscal years of the proposed assignee and such other financial information as Landlord shall reasonably request (or if the proposed assignee has not been extant for at least three [3] years, such financial statements as are available), and (v) a description of any proposed remodeling or renovation to the Improvements to be conducted by the proposed assignee or subtenant, together with the request that Landlord approve such assignment or sublease (which request shall contain a statement that in the event the proposed sublease or assignment is not approved or disapproved by Landlord in writing to Tenant within fifteen [15] days following receipt of such request, the proposed sublease or assignment shall be deemed approved). Landlord shall have a period of fifteen (15) days following receipt of such written notice within which to notify Tenant in writing that Landlord elects either (a) to deny

Tenant the right to consummate such sublease or assignment or (b) permit Tenant to assign this Lease or sublet the Premises. The failure of Landlord to notify Tenant in writing of such election within the fifteen (15) day period described above shall be deemed approval of such proposed assignment or sublease.

         Any consent given by Landlord to any sale, assignment, mortgage, pledge, hypothecation or other transfer or subletting shall apply only to the specific transaction thereby authorized and shall not relieve Tenant or any approved successor of Tenant from the requirement of obtaining the prior written consent of Landlord to any further transfer or subletting. No consent by Landlord to any assignment of this Lease or of Tenant's interest under this Lease or in the Premises, or any part thereof, or to any sublease shall be effective unless and until there shall have been delivered to Landlord a written agreement, in a form reasonably acceptable to Landlord, executed by Tenant and the proposed assignee or subtenant, as the case may be, wherein and whereby any assignee legally binds itself to pay the Minimum Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed, and any subtenant acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such subtenant agrees to recognize and attorn to Landlord in the event that Landlord elects to continue such sublease.

         Any person who shall, by operation of law or otherwise, become an assignee of this Lease or become vested with a leasehold interest hereunder shall be bound by and be liable upon all the terms, covenants, provisions and conditions contained in this Lease during the Term, whether or not of the nature of covenants ordinarily running with the land, but neither Tenant nor any subsequent Tenant whose interest is assigned or divested shall be relieved of liability hereunder other than by an express release from liability executed in writing by Landlord. Likewise, no course of dealing with any assignee, any other party vested with a leasehold interest hereunder, or any sublessee shall release or relieve Tenant from liability under this Lease.

         Notwithstanding the provisions above to the contrary, Tenant shall have the right, upon prior notice to Landlord, but without Landlord's prior written consent, to assign this Lease to any parent corporation of which Tenant is a direct or indirect wholly-owned subsidiary, to any direct or indirect wholly-owned subsidiary of Tenant or to any wholly-owned subsidiary of any parent corporation of which Tenant is a direct or indirect wholly-owned subsidiary, provided that (i) no such assignment shall be deemed to release Tenant from its obligation to observe and perform all of the terms, covenants and provisions on Tenant's part to be observed and performed under this Lease; and (ii) any assignee must execute and deliver to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Minimum Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed.

         Upon request, Landlord shall reasonably cooperate with Tenant in connection with any sale, assignment, transfer, sublease, mortgage, pledge or hypothecation of the interest of Tenant in this Lease to a state or local governmental agency (such as the Development Authority of Fulton

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

County) issuing debt securities to finance any Improvements, or providing tax abatement or other similar benefits to Tenant, and Landlord shall do such additional and further acts, and shall execute and deliver all such additional and further instruments, certificates and documents, as Tenant may reasonably require to effectuate any such sale, assignment, transfer, sublease, mortgage, pledge or hypothecation of the interest of Tenant in this Lease.

         Also notwithstanding the provisions above to the contrary, Tenant shall have the right to assign this Lease without the consent of Landlord but with prior notice to Landlord (or, in the event Tenant is prohibited from giving such prior notice to Landlord pursuant to applicable law or as a condition to such merger, consolidation, or share exchange, with notice to Landlord promptly thereafter), to any corporation pursuant to a deemed assignment resulting from a merger, consolidation, or share exchange in which Tenant is not the surviving corporation so long as the corporation into which Tenant is merged or consolidated or the corporation surviving such share exchange has a net worth after such combination, at least equal to the net worth of Tenant prior to such combination; provided, however, that as a condition to any such assignment of this Lease without the consent of Landlord, the assignee properly executes and delivers to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Minimum Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed. Tenant covenants that it will not effect a merger, consolidation or share exchange in which Tenant is not the surviving corporation, unless there shall be compliance with all of the foregoing provisions of this paragraph and unless the written assumption agreement referred to in this paragraph shall have been delivered to Landlord.

         As evidence and proof of the net worth of the proposed assignee as provided in the preceding paragraph of this Section, Tenant shall provide Landlord with recent certified financial statements of such assignee at least fifteen (15) days prior to the effective date of such assignment (or, in the event Tenant is prohibited from giving prior notice to Landlord pursuant to applicable law or as a condition to such merger, consolidation, or share exchange, then such financial statements shall be given to Landlord promptly thereafter). Financial statements of such assignee must be certified (without material qualification) by a national or regional firm of certified public accountants as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of such assignee. Such audited financial statements shall be prepared as of a date not more than fifteen (15) months prior to the date of delivery of the same to Landlord; provided, however, that if such financial statements have been prepared as of a date more than six (6) months prior to such date of delivery, they shall be accompanied by unaudited financial statements of such assignee prepared as of a date not more than sixty (60) days prior to such date of delivery and certified by the chief financial officer (or comparable person) of such assignee as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of such assignee.

         Landlord agrees that Landlord will not unreasonably withhold, delay or condition the consent required of Landlord to any proposed assignment of this Lease or sublease of the Premises (when such consent is required hereunder); provided, however, in exercising such right of consent to an assignment or subletting pursuant to this Section 13.01, Landlord shall be entitled to take into account any factor or factors relevant to such decision, including but not necessarily limited to the financial strength of the proposed assignee or sublessee, including the adequacy of its working capital, the experience of the proposed assignee or sublessee with respect to the successful operation of its business and the reputation of the proposed assignee or sublessee for ethical business practices. As a condition to any such assignment of this Lease with the consent of Landlord, the assignee shall properly execute and deliver to Landlord a written assumption agreement for the benefit of Landlord, in a form reasonably acceptable to Landlord, whereby such assignee legally binds itself to pay the Minimum Rent and Additional Rent due under this Lease and to observe and perform all of the other terms, conditions and provisions of this Lease on the part of Tenant to be observed or performed. Neither Tenant nor any subsequent tenant whose interest is assigned or divested shall be relieved of liability under this Lease other than by an express release from liability executed in writing by Landlord.

         In the event a dispute shall arise as to whether Landlord has unreasonably withheld or denied its consent to any proposed assignment or subletting pursuant to the preceding paragraph, such dispute shall be resolved by arbitration as provided in Section 18.24 of this Lease. In no event shall Landlord be liable for any damages to Tenant as a result of the withholding or denial of any such consent, whether or not such withholding or denial by Landlord is determined to be unreasonable and whether or not such withholding or denial shall result in the loss of a prospective assignment or sublease, it being agreed by the parties hereto that Tenant's sole recourse in the event of an unreasonable withholding or denial is to obtain a determination through arbitration that such withholding or denial is unreasonable.

         One-half (1/2) of any consideration, in excess of the sum of (i) the Minimum Rent, Additional Rent and other charges and sums due and payable by Lessee under this Lease, (ii) Tenant's actual marketing expenses and commissions related to such assignment or sublease, and (iii) an amount equal to the costs of any tenant improvements incurred by Tenant for such assignee or sublessee (in the case of a sublease, amortized over the term of the sublease at twelve percent (12%) per annum), paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder.

         ARTICLE XIV. RIGHT TO CONTEST

         Section 14.01. Permitted Contests. Tenant, at its sole cost and expense, may contest by appropriate legal proceedings conducted in good faith and with due diligence (individually, a "Permitted Contest", any two or more, collectively, "Permitted Contests") the amount, validity or application, in whole or in part, of any Taxes or Charges referred to in Section 4.01 and
Section 4.02 hereof, any Regulations referred to in Section 7.01 hereof or any Lien referred to in Section 7.03 hereof; provided, however, that (a) Tenant shall give Landlord prior written notice of each such contest, (b) Tenant shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from Landlord and from Rent under this Lease or from the Premises, (c) no part of the Premises or any interest therein or the Rent under this Lease shall be subjected thereby to sale, forfeiture, foreclosure or interference, (d) Landlord shall

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

not be exposed thereby to any civil or criminal liability for failure to comply with any Regulations and the Premises shall not be subject to the imposition of any Lien as a result of such failure, and (e) Tenant shall have furnished any security required in such proceeding or under this Lease or reasonably requested by Landlord to ensure payment of any Taxes, Charges, Lien or compliance with any Regulations. Landlord agrees to cooperate with Tenant in any Permitted Contest so long as the cost and expense of such cooperation is paid by Tenant. Tenant agrees that it shall pay, and save Landlord harmless from and against, any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any Permitted Contest and that, promptly after the final determination of every Permitted Contest, Tenant shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interest, costs and expenses resulting therefrom and shall promptly comply with any Regulations under which compliance is required therein.

         ARTICLE XV. DEFAULT

         Section 15.01. Events of Default. The occurrence of any of the following acts, events or conditions, notwithstanding the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms, conditions or covenants of this Lease, shall constitute an "Event of Default" under this Lease:

                  (a) The Minimum Rent, Additional Rent or any other sum of money payable under this Lease is not paid when due and such failure shall continue for ten (10) days after written notice of such failure of payment; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any twelve (12) consecutive month period of the Term, and an Event of Default shall be deemed to have immediately occurred upon the third (3rd) failure by Tenant to make a timely payment as aforesaid within any twelve (12) consecutive month period of the Term, it being intended by the parties hereto that such notice and such grace period shall protect against infrequent unforeseen clerical errors beyond the control of Tenant, and shall not protect against Tenant's lack of diligence or planning in connection with its obligations to make timely payment of Minimum Rent, Additional Rent and other amounts due hereunder;

                  (b) The failure or refusal of Tenant, at any time during the Term, to fulfill or perform any other covenant, agreement or obligation of Tenant hereunder if such failure or refusal shall continue without correction for a period of thirty (30) consecutive calendar days from and after notice thereof to Tenant, provided that if such covenant, agreement or obligation shall be of such nature that it can be fulfilled or performed and if Tenant in good faith commences to fulfill or perform same within said thirty (30) day period, but due to the nature of same it could not be reasonably fulfilled or performed within said thirty (30) day period exercising due diligence, an Event of Default shall not be deemed to have occurred if Tenant is then diligently pursuing the fulfillment or performance of the covenant, agreement or obligation and shall thereafter continuously and diligently proceed therewith until completion;

                  (c) The initiation of any proceeding whereupon the estate or interest of Tenant in the Premises, or any portion thereof, or in this Lease is levied upon or attached if such proceeding is not vacated, discharged or bonded within thirty (30) days after the date of such levy or attachment;

                  (d) The entry of any decree or order for relief by a court having jurisdiction in the Premises in respect of Tenant or any guarantor of Tenant's obligations ("Guarantor") in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or any Guarantor, or the entry of any decree or order with respect to winding-up or liquidation of the affairs of Tenant or any Guarantor, if any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days;

                  (e) The commencement by Tenant or any Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by Tenant or any Guarantor to the appointment of or possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or any Guarantor or for any substantial part of the assets of Tenant or such Guarantor, or any assignment made by Tenant or any Guarantor for the benefit of creditors;

                  (f) Any sale, assignment, mortgage, pledge, hypothecation or other transfer by Tenant of this Lease or any interest of Tenant hereunder or in the Premises or any sublease of the Premises without full compliance with any and all requirements therefor set forth in
         Section 13.01 of this Lease; or

                  (g) The failure of Tenant to fulfill or perform Tenant's covenants, agreements and obligations set forth in Section 18.01 of this Lease.

         Section 15.02. Remedies. Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

                  (a) Landlord, with or without terminating this Lease, may perform, correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease, and Landlord may reenter the Premises for such purposes, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repair, including, without limitation, accrued interest as provided in the next sentence. All sums so expended to cure Tenant's default shall accrue Interest in accordance with Section 3.03 hereof.

                  (b) Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within three (3) business days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (c) Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

                  (d) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations, redecorations or repairs to the Premises which it may deem reasonably necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the reasonable cost of any such alterations, redecorations and repairs made to the Premises, reasonable attorneys' fees, reasonable brokerage commissions and lease assumptions; and if this Lease shall not have been terminated, Tenant shall continue to pay all Minimum Rent, Additional Rent and all other charges due under this Lease up to and including, without limitation, the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the Term the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Minimum Rent, Additional Rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Minimum Rent and Additional Rent reserved herein.

                  (e) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination, Landlord shall recover from Tenant all arrearages in Minimum Rent, costs, charges, Additional Rent, assessments, and reimbursements, the cost (including, without limitation, court costs and attorneys' fees) of recovering possession of the Premises, the cost of any alteration or redecoration of or repair to the Premises and Improvements which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord may declare to be due and payable immediately, the then present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Minimum Rent, Additional Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Term (in the absence of the termination of this Lease), and (y) the then fair market rental value of the Premises for the reminder of the Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, in addition to all Minimum Rent, costs, charges, Additional Rent, assessments, and reimbursements theretofore due; provided, however, that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

         Section 15.03. Reentry by Landlord. If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. Tenant shall and does hereby agree to indemnify and hold Landlord harmless from any loss, cost (including, without limitation, court costs and attorneys' fees), or damages suffered by Landlord by reason of such reentry or termination. No such reentry or termination shall be considered or construed to be a forcible entry. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease.

         Section 15.04. General. No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under Section 15.02 hereof or under any other provisions of this Lease shall operate as a waiver of any rights of Landlord hereunder, at law or in equity or under any other provisions of this Lease, nor shall any waiver of an Event of Default on one occasion operate as a waiver of any subsequent Event of Default or of any other Event of Default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated. The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

         Section 15.05. Subordination of Landlord's Lien . Upon request, Landlord shall subordinate any lien or security interest that it may have in, to, or upon any property of Tenant to any security interest of any bona fide lender or any security interest to be granted to a prospective lender. Upon such request, such subordination shall be evidenced by a written subordination agreement in a commercially reasonable form by and between Landlord and any lender of Tenant, which subordination agreement shall, in addition to evidencing such subordination, permit any such lender, after any default or breach by Tenant of the terms of such lender's loan, to enter upon the Premises and remove any of Tenant's property, subject to such reasonable rules and regulations as may be set forth in such subordination agreement.

         ARTICLE XVI. CONDEMNATION

         Section 16.01. Total Condemnation. If all or part of the Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's reasonable judgment result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

         In the event a dispute shall arise as to whether Landlord was reasonable in Landlord's judgment regarding the Building, after a reasonable amount of reconstruction, being a practical improvement and reasonably suitable for use for the purpose for which it was designed pursuant to the preceding paragraph, such dispute shall be resolved by arbitration as provided in Section
18.24 of this Lease. In no event shall Landlord be liable for any damages to Tenant as a result of such judgment of Landlord, whether or not such judgment of Landlord is determined to be unreasonable, it being agreed by the parties hereto that Tenant's sole recourse is to obtain a determination through arbitration that such judgment is unreasonable.

         If this Lease is terminated under the provisions of this Section 16.01, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Improvement Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with Section 16.03 below.

         Section 16.02. Partial Condemnation. If there is a partial taking of the Improvements and this Lease is not thereupon terminated under the provisions of Section 16.01, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Improvements (other than those alterations, additions, or improvements for which Landlord's consent was required under Section 8.02 and was not obtained) as nearly as reasonably possible to their condition prior to the partial condemnation; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord; further provided, however, that with respect to those alterations, additions or improvements under Section
8.02 which did not require Landlord's consent or for which Landlord's consent was obtained, Landlord's obligation shall be limited to the condemnation proceeds obtained by Tenant therefor and made available to Landlord for such reconstruction.

         Section 16.03. Awards. All compensation awarded or paid to Landlord upon a total or partial taking of the Premises or the Improvements shall belong to and be the property of Landlord (subject to the obligations of Landlord under Section 16.02) without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Improvement Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this Section 16.03, Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

         Section 16.04. General. Notwithstanding anything to the contrary contained in this Article XVI, if, during the Term, the use or occupancy of any part of the Improvements or the Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Term.

         ARTICLE XVII. BROKERAGE PROVISIONS

         Section 17.01. Brokers. Landlord and Tenant represent and warrant that no broker, commission agent, real estate agent or salesman has participated in the negotiation of this Lease, its procurement or in the procurement of Landlord or Tenant except Carter & Associates, L.L.C. ("Broker"), whose fees and commissions shall be paid by Landlord pursuant to a separate agreement between Landlord and Broker. No other person, firm, corporation or other entity is or shall be entitled to the payment of any fee, commission, compensation or other form of remuneration in connection herewith in any manner. Landlord shall and does hereby indemnify and agree to hold Tenant harmless from and against any claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of Landlord's dealings, negotiations or communications in connection with this Lease or the demise of the Premises. Likewise, Tenant shall and does hereby indemnify and agree to hold Landlord harmless from and against any claims, demands, actions and judgments of any and all brokers, agents and other intermediaries (other than Broker) alleging a commission, fee or other payment to be owing by reason of Tenant's dealings, negotiations or communications in connection with this Lease or the demise of the Premises. The terms of this
Section 17.01 shall survive any termination of this Lease.

         ARTICLE XVIII. MISCELLANEOUS

         Section 18.01. Warrants. On or before the ninetieth (90th) day after the Effective Date of this Lease, if this Lease has not been terminated by Landlord or Tenant under Section 18.25 hereof, Tenant shall issue to Landlord or Landlord's designee a warrant (the "Warrant"), exercisable in whole or in part from time to time after the date of issuance, and on or before the date which is five (5) years after the issuance date of the Warrant, to purchase 50,000 shares of Tenant's Series D Convertible Preferred Stock at an exercise price of $3.94 per share, and otherwise with such rights, preferences and other terms, as shall be the same in all material respects to the price per share and the rights, preferences and other terms on which shares of the Series D Convertible Preferred Stock of the Tenant were issued in connection with financing and equity funding in February 2002, except that the Warrant shall not provide for the issuance of any additional warrants to purchase additional stock, notwithstanding that the rights, preferences and other terms of such February 2002 issuance may have included rights or preferences to additional warrants.

         The terms of the Warrant which are not specifically prescribed herein shall be substantially similar, as may be applicable, to the terms of Tenant's currently outstanding warrants to purchase shares of Series D Convertible Preferred Stock. The Warrant and certificates for shares of the Series D Convertible Preferred Stock purchased pursuant to exercise of the Warrant shall bear a restrictive legend to the effect that such securities have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), or any state securities laws, unless the shares are so registered, and may not be transferred other than pursuant to such registration or an exemption therefrom; provided, the provisions of Rule 144 under the Securities Act likely will not be available for any such transfers. Upon the issuance of the Warrant, Landlord shall pay to Tenant the sum of $500.00 as consideration therefor.

         Notwithstanding anything to the contrary stated herein, there shall be registration rights associated with any securities to be received upon conversion of any Series D Convertible Preferred Stock upon the exercise or deemed exercise of the Warrant and exercise or deemed exercise of the conversion of the Series D Convertible Preferred Stock into shares of Common Stock of the Tenant.

         All per share amounts set forth herein shall be proportionately adjusted to reflect any stock splits, stock dividends or other similar changes affecting Tenant's Series D Convertible Preferred Stock prior to the issuance of the Warrant.

         Section 18.02. No Waiver. Failure of Landlord or Tenant to insist upon the strict performance by the other party of any term, condition or covenant on such other party's part to be performed pursuant to the terms of this Lease or to exercise any option, right, power, or remedy contained in this Lease shall not be or be deemed to be a waiver of such performance or relinquishment of such right now or at any time subsequent hereto. The receipt by Landlord of any Minimum Rent or Additional Rent required to be paid by Tenant hereunder with knowledge of any Event of Default by Tenant shall not be or be deemed to be a waiver of such Event of Default. No waiver by Landlord or Tenant of any provision of this Lease shall be or be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be.

         Section 18.03. Waiver of Redemption. Tenant hereby waives and surrenders any right or privilege under any present or future constitution, statute or law to redeem the Premises or to continue this Lease after the termination of this Lease for any reason, and the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

         Section 18.04. Estoppel Certificates. Upon written request of Landlord, Tenant shall from time to time execute, acknowledge and deliver to Landlord and to any mortgagee of or prospective purchaser from Landlord, a written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Minimum Rent and Additional Rent payable by Tenant hereunder have been paid, and
(c) that no written notice has been received by Tenant of any default or Event of Default by Tenant hereunder which has not been cured, except as to any default or Event of Default specified in said certificate.

         Upon written request of Tenant, Landlord shall from time to time execute, acknowledge and deliver to Tenant a written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Minimum Rent and Additional Rent payable by Tenant hereunder have been paid, and (c) whether or not, to the knowledge of Landlord, a default or Event of Default by Tenant has occurred under this Lease which has not been cured (and if so, specifying the same).

         Section 18.05. No Merger of Title. No merger of the leasehold estate created by this Lease with the fee estate of Landlord shall occur notwithstanding the fact that the same person may own or hold both the leasehold estate created by this Lease or any interest therein and the fee estate in the Premises or any interest therein. No such merger shall occur unless and until all persons or entities (including any mortgagee with respect to the fee estate of Landlord) having any interest in the leasehold estate created by this Lease or the fee estate in the Premises shall join in a written instrument effecting such merger and shall duly record the same.

         Section 18.06. Quiet Enjoyment. If and so long as Tenant shall pay, when due, the Minimum Rent and Additional Rent reserved or payable under this Lease and shall observe all terms, conditions and covenants and other obligations required to be observed by Tenant under this Lease, Landlord and anyone claiming by, through or under Landlord shall not interfere with the peaceful and quiet occupation and enjoyment of the Premises by Tenant, which occupation and enjoyment shall be without hindrance or ejectment by Landlord or anyone claiming by, through or under Landlord; provided, however, that this
Section 18.06 shall not abrogate or diminish, in any way, the approval and inspection rights granted Landlord under this Lease.

         Section 18.07. Transfer by Landlord. In the event Landlord shall transfer or assign or otherwise dispose of its interest in the Premises or in this Lease, Landlord shall thereupon be released and discharged from any and all liabilities and obligations under this Lease (except those accruing prior to such transfer, assignment or other disposition) and such liabilities and obligations thereafter accruing shall be binding upon the assignee of Landlord's interest under this Lease.

         Section 18.08. Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Premises for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Premises. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

         Section 18.09. Mortgaging the Fee. Any provision, term or condition of this Lease which is or which may appear to be to the contrary notwithstanding, Landlord shall, at all times and from time to time after the date of this Lease, have the express right, power and privilege of pledging, conveying, assigning or mortgaging Landlord's fee simple title in and to the Premises and/or Landlord's reversionary right to the Improvements, for the purpose of obtaining financing, credit, or as security for any financing or extension of credit. Landlord represents and warrants to Tenant that no deeds to secure debt, mortgages or deeds of trust encumber Landlord's title to the Premises as of the date hereof. Tenant hereby agrees that upon request from Landlord, or from the holder or proposed holder of any mortgage, pledge, deed to secure debt or deed of trust which hereafter encumbers or will encumber Landlord's interest in the Premises, Tenant shall execute a subordination, non-disturbance and attornment agreement in a commercially reasonable form subordinating this Lease to the interest of such holder and its heirs, successors and assigns. The holder or proposed holder of any such mortgage, pledge, deed to secure debt or deed of trust shall agree in such subordination, non-disturbance and attornment agreement that, so long as Tenant complies with all of the terms and conditions of this Lease and is not in default hereunder beyond the period for cure of such default as provided herein, such holder or any person or entity acquiring the interest of Landlord under this lease as a result of the enforcement of such mortgage, pledge, deed to secure debt or deed of trust shall not take any action to disturb Tenant's possession of the Premises during the remainder of the Term and shall recognize all of Tenant's rights under this Lease despite any foreclosure or other action by such holder. Alternatively, the person or entity accepting such pledge, conveyance, assignment or mortgage as security may elect to take subject to the rights of Tenant and its successors and permitted assigns under this Lease. In any event, Tenant, in the event of any foreclosure or deed in lieu of foreclosure or other final conveyance and transfer of Landlord's interest as aforesaid, shall recognize and attorn to the grantee thereof as "landlord" under this Lease. Likewise, and to similar effect, Landlord, at all times and from time to time after the date of this Lease, shall have the express right, power and privilege of assigning Landlord's interest in this Lease or in the Minimum Rent and Additional Rent to be paid hereunder.

         Section 18.10. Separability. Each and every covenant and agreement contained in this Lease shall be for any and all purposes hereof construed as separate and independent, and the breach of any covenant by Landlord shall not discharge or relieve Tenant from its obligation to perform each and every covenant and agreement to be performed by Tenant under this Lease. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable. If any term, provision or covenant of this Lease or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, by a court of last resort having jurisdiction, the validity of the remainder of this Lease shall not be affected, this Lease shall not terminate, and there shall be substituted for such illegal, invalid or unenforceable provision a like provision which is legal, valid and enforceable within the limits established by such court's final opinion and which most nearly accomplishes and reflects the original intention of the parties.

         Section 18.11. Notices, Demands and Other Instruments. All notices, demands, requests, consents, and approvals desired, necessary, required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally delivered (including delivery by courier or by Federal Express or similar overnight delivery service) or sent, postage prepaid, by first class registered or certified United States mail, return receipt requested, addressed to each party hereto at the following address:

                  Landlord:                     Cousins Properties Incorporated
                                                2500 Windy Ridge Parkway
                                                Suite 1600
                                                Atlanta, Georgia 30339-5683
                                                Attention: Corporate Secretary

                  Tenant:

         Prior to the Rent Commencement Date:   Inhibitex, Inc.
                                                1165 Sanctuary Parkway
                                                Suite 400
                                                Alpharetta, Georgia 30004
                                                Attention: Mr. Russell H. Plumb
                                                  Chief Financial Officer

         After the Rent Commencement Date:      Inhibitex, Inc.
                                                11400 Westside Parkway
                                                Alpharetta, Georgia 30004
                                                Attention: Mr. Russell H. Plumb
                                                  Chief Financial Officer

or at such other address in the United States as Landlord or Tenant may from time to time designate by like notice. Additionally, Tenant agrees to send copies of all notices required or permitted to be given to Landlord to each lessor under any underlying lease and each holder of a mortgage, deed to secure debt, deed of trust or similar financing instrument encumbering Landlord's interest in the Premises that notifies Tenant in writing of its interest and the address to which notices are to be sent. Any such notice, demand, request or other communication shall be considered given or delivered, as the case may be, on the date of personal delivery or on the date three (3) business days after deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other communication.

         Section 18.12. Successors and Assigns. Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, heirs, successors and permitted assigns of Landlord and Tenant. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors, heirs and permitted assigns of said party the same as if in each case expressed. The term "person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

         Section 18.13. Headings. The headings to the various Articles and Sections of this Lease have been inserted for purposes of reference only and shall not limit or define or otherwise affect the express terms and provisions of this Lease.

         Section 18.14. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         Section 18.15. Applicable Law. This Lease shall be construed under and enforced in accordance with the laws of the State of Georgia.

         Section 18.16. Entire Agreement; Amendments. This Lease sets forth the entire understanding and agreement of Landlord and Tenant with respect to the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements, whether oral or written, are superseded by and merged into this Lease. No modification or amendment of this Lease shall be binding upon Landlord and Tenant, or either, unless in writing and fully executed.

         Section 18.17. All Genders and Numbers Included. Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to, and include the other.

         Section 18.18. Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or any third party, as creating the relationship of principal and agent or a partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

         Section 18.19. Time is of Essence. Time is of the essence of this Lease. Whenever a day certain is provided for the payment of any sum of money or the performance of any act or thing, the same enters into and becomes a part of the consideration for this Lease.

         Section 18.20. Short Form of Lease. Landlord and Tenant hereby agree that this Lease shall not be recorded in the public records of Fulton County, Georgia. Landlord and Tenant shall, contemporaneously with the execution of this Lease, execute a Short Form of Lease, wherein a legal description of the Premises, the Term and certain other terms and provisions hereof, excepting, however, the provisions hereof relating to the amount of Rent payable hereunder, shall be set forth. The Short Form of Lease shall be filed for record with the Clerk of the Superior Court of Fulton County, Georgia. Any and all recording costs and taxes, if any, required in connection with the recording of the Short Form of Lease shall be at the sole cost and expense of Tenant.

         Section 18.21. Approval and Inspection Rights. Tenant expressly acknowledges and agrees that Landlord has the right, but not the duty, during normal business hours (i.e., 8:00 a.m. to 5:00 p.m., Monday through Friday (except holidays)) and from time to time, upon reasonable prior notice, to enter upon the Premises and any portion thereof to determine to Landlord's satisfaction whether the terms, covenants and conditions of this Lease, including Tenant's performance obligations, are being kept and observed; provided that (i) at Tenant's option, a representative of Tenant shall be entitled to accompany Landlord during such entry, (ii) in the event such entry is necessary as a result of an emergency, Landlord may so enter the Premises during non-business hours to the extent necessary and with only such notice to Tenant as is reasonable under the circumstance, (iii) Landlord shall maintain any information or matters observed with respect to Tenant's business (including research activities) in strict confidence, and (iv) Landlord shall use reasonable efforts and act in good faith to minimize any interfere with Tenant's business or Tenant's use and occupancy of the Premises arising from such entry and any related inspections. Tenant acknowledges that Landlord's approval or disapproval, based upon examination of the Premises or upon information and materials required to be submitted by Tenant to Landlord, may be required from time to time during the Term and that Tenant is not free under the terms of this Lease to proceed with some activities and undertakings until such approval or disapproval of Landlord is made known to Tenant. Tenant agrees that other than as provided herein to the contrary, any failure of Landlord to approve or disapprove any thing or undertaking where Landlord's approval or disapproval is required shall not be a waiver or abatement of Landlord's right to give or withhold such approval as to the specific thing or undertaking involved, nor as to any future or other instance where Landlord has such right. Tenant agrees that any failure of Landlord to exercise any right of inspection shall not be or be deemed to be a waiver of the right of inspection, which is and shall be continuing, nor shall Landlord ever be accountable or liable to Tenant or to any other person for exercising or not exercising its right of inspection. Further, Tenant agrees that in connection with review or inspection (or the lack of inspection, as the case may be) and approval or disapproval (express or implied, as the case may be) by Landlord, Landlord, its agents and representatives, shall not be responsible or liable to Tenant or to any other person by reason of error or mistake in judgment, negligence, or nonfeasance arising from or out of or in any manner connected with such inspection, lack of inspection, review, approval or disapproval. The release from liability set forth in the preceding sentence shall not apply to claims for damages arising out of bodily injury to persons or damage to property caused by or resulting from the negligence or willful misconduct of Landlord, its agents or employees, unless such claims are covered by the insurance required to be maintained by Tenant under this Lease.

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

         Section 18.22. Holding Over, No Extension, Month-to-Month Tenancy and Holdover Rent. In the event Tenant shall hold the Premises after the expiration of the Term, without the express written consent of Landlord, such holding shall be deemed to have created a tenancy from month to month which shall be terminable upon thirty (30) days' written notice by either party to the other, and which shall be on a monthly rental basis and otherwise subject to all terms and provisions of this Lease, except as contemplated to the contrary in this
Section 18.22. Such monthly rental shall be one-twelfth (1/12) of the Minimum Rent payable by Tenant to Landlord during the last twelve (12) month period of the Term, plus any Additional Rent payable under this Lease for the period of such holding over; provided, however, that in the event such holding over continues beyond the date six (6) months after the expiration of the Term, such monthly rental shall be equal to the sum of (i) the product of 1.25 multiplied by one-twelfth (1/12) of the Minimum Rent payable by Tenant to Landlord during the last twelve (12) month period of the Term, plus (ii) any Additional Rent payable under this Lease for the period of such holding over.

         If Tenant fails to surrender the Premises upon the termination of this Lease, then Tenant shall, in addition to any other liabilities to Landlord accruing therefrom, indemnify and hold Landlord harmless from any losses or damages suffered by Landlord in connection with, or any claims made by, any succeeding tenant arising out of such failure, so long as Landlord gives written notice to Tenant that Landlord and such succeeding tenant have entered into a lease or other agreement for such tenant's use and occupancy of the Premises.

         Section 18.23. Corporate Authority. Tenant and Landlord shall each provide contemporaneously with the execution of this Lease evidence of its authority to enter into this Lease, including, but not limited to, copies of its bylaws and Certificate of Incorporation together with corporate resolutions duly passed by the board of directors of Tenant and Landlord authorizing the execution hereof and the performance of all of the terms herein provided to be performed. In addition, Tenant shall provide Landlord copies of certificates of corporate authority and existence from the State of Georgia evidencing Tenant's right to do business in Georgia.

         Section 18.24. Arbitration. Under circumstances for which arbitration is specifically provided for under the terms of Section 13.01 or Section 16.01 of this Lease, the party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) business days after its receipt of such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and the three arbitrators shall, as promptly as reasonably possible (but in no event later than thirty [30] days after their appointment) determine the matter in dispute, provided, however, that: (i) if the second arbitrator shall not have been appointed within the ten (10) business day period, as aforesaid, the first arbitrator shall proceed to determine the matter in dispute and shall render his or her decision and award in writing within thirty (30) days after the expiration of said ten (10) business day period; and (ii) if the two arbitrators appointed by the parties shall be unable to agree, within ten (10) business days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of the third arbitrator within ten (10) business days after receipt of the notice of such failure from the two appointed arbitrators, then within ten (10) business days thereafter either of the parties,

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

upon notice to the other party, may request such appointment by the American Arbitration Association (or any successor organization) or in its absence, refusal, failure or inability to act, may apply to the Chief Judge of the Fulton Superior Court for a Court appointment of such arbitrator. Each arbitrator shall be a qualified and impartial person who shall have had at least five (5) years experience in a professional capacity in the metropolitan Atlanta, Georgia area in a calling directly connected with the matter in dispute. The arbitration shall be conducted, to the extent consistent with this Section, in accordance with the then prevailing rules of the American Arbitration Association (or any successor organization). The arbitrators, if more than one, shall render their decision and award in writing, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award (or the decision and award of the single arbitrator as provided above) shall be final, conclusive and binding on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, (i) the arbitrator(s) shall have the right to award the costs of such arbitration, including reasonable attorney's fees, to either party, and (ii) the arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

         Section 18.25. Termination Option. Landlord and Tenant have agreed upon a schedule to reach the governmental permit stage on or before the ninetieth
(90th) day after the Effective Date of this Lease. In order to meet this schedule, certain design and development costs have been and will be incurred by Landlord from January 31, 2003, to the ninetieth (90th) day after the Effective Date of this Lease. Tenant, in its sole discretion, shall have the right to terminate this Lease by giving written notice thereof to Landlord on or before the ninetieth (90th) day after the Effective Date of this Lease. In the event that, on or before the ninetieth (90th) day after the Effective Date of this Lease, Tenant shall not have provided to Landlord evidence, reasonably satisfactory to Landlord, of Tenant's ability to finance up to $2,500,000.00 of the cost of the Layout Work and Tenant's Work in excess of the Improvement Allowance (as defined in Exhibit "D" attached hereto), Landlord shall have the right to terminate this Lease by giving written notice thereof to Tenant on or before the ninetieth (90th) day after the Effective Date of this Lease. Satisfactory evidence of Tenant's ability to finance such portion of said costs may be in the form of letters of credit, certificates of deposit or a binding financing commitment from a third party (including a state or local governmental agency, such as the Development Authority of Fulton County, Georgia) reasonably satisfactory to Landlord. Upon termination by either Landlord or Tenant as hereinabove set forth, Tenant shall reimburse Landlord for all actual third-party, out-of-pocket design and development expenses (excluding, without limitation, any development fee or other fees to Landlord or any affiliate of Landlord) in excess of $50,000, paid and/or incurred by Landlord prior to Landlord's receipt of notice of termination from Tenant or prior to Landlord's giving of notice of termination to Tenant, as the case may be. Notwithstanding the foregoing, Landlord agrees not to incur total design and development expenses in excess of $375,000 prior to the ninetieth (90th) day after the Effective Date of this Lease, without the written consent of Tenant. In the event that Landlord or Tenant exercises its termination right and Tenant reimburses Landlord as contemplated above, and within six months thereafter Landlord mitigates any portion of the design and development expenses that were reimbursed by Tenant, Landlord agrees to refund such amount to Tenant.

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

         Section 18.26. Landlord's Default . In the event Landlord shall default in the performance of any covenant or agreement of Landlord contained in this Lease and shall not cure such default within thirty (30) days after written notice from Tenant to Landlord of such default or, if such default cannot reasonably be cured within such thirty (30) day period, Landlord shall fail to commence the cure of such default within said thirty (30) day period or thereafter to pursue such cure to completion with all due diligence, or, in the event of an emergency arising out of such default or in the event such default materially and adversely affects Tenant's use and occupancy of all or any portion of the Premises, if Landlord does not commence such cure promptly upon written notice from Tenant and thereafter pursue such cure to completion with all due diligence, then Tenant may at its option, and without limitation of any rights or remedies that Tenant may have at law or in equity: (i) do or cause to be done, on behalf of and for the account of Landlord, whatever Landlord is obligated to do under the terms of this Lease, and Landlord agrees to reimburse Tenant on demand for any and all costs and expenses, including without limitation, reasonable attorneys' fees, which Tenant may incur in thus effecting compliance with Landlord's obligations under this Lease, which reimbursement shall be made within thirty (30) days after written demand, and to the extent such reimbursement is not so made within such thirty-day period, Tenant may setoff against Rent; (ii) enforce collection of its damages and/or obtain specific performance, injunctive or other equitable relief; and (iii) if any such uncured default cannot be cured by Tenant with reasonable efforts pursuant to (i) above, or if the cost to effect such cure would exceed the then remaining Rent due to Landlord under this Lease for the balance of the then current Term, then Tenant may terminate this Lease by notice to Landlord, in which event Tenant shall promptly vacate the Premises and shall thereafter be released from all liabilities and obligations accruing from and after the date of such termination, except as otherwise expressly provided in this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, have affixed their seals hereunto and have delivered same, in duplicate originals, at Atlanta, Georgia, as of the day, month and year first above written.

                                    "LANDLORD":

                                    COUSINS PROPERTIES INCORPORATED,
                                    a Georgia corporation

                                    By:        /s/ John S. McColl
                                        ----------------------------------------
                                        John S. McColl
                                        Senior Vice President

                                               (CORPORATE SEAL)

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]

                                    "TENANT":

                                    INHIBITEX, INC.

                                    By:        /s/ William D. Johnston
                                        ----------------------------------------
                                    Its:       President and CEO

                                    Attest:    /s/ Russell H. Plumb
                                    Its:       Chief Financial Officer

                                               (CORPORATE SEAL)

                                       39